March 6, 1998


Structured Asset Securities Corporation
200 Vesey Street
New York, New York  10285

          Re:  Structured Asset Securities Corporation,
               Registration Statement on Form S-3
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Ladies and Gentlemen:

          We will act as counsel for Structured Asset Securities Corporation, a Delaware corporation (the "Company"), in connection with the offering, from time to time, in one or more Series (each, a "Series") of the Company's Mortgage Pass-Through Certificates (the "Securities"). The Securities are being registered pursuant to the Securities Act of 1933, as amended (the "Act"), by means of a Registration Statement of the Company on Form S-3. The Securities will be offered pursuant to the prospectus, as supplemented by a prospectus supplement (the "Base Prospectus" and "Prospectus Supplement," respectively), which will be filed with the Commission pursuant to Rule 424 under the Securities Exchange Act. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate trust agreement (the "Trust Agreement") among the Company, a trustee (the "Trustee") and where appropriate, a servicer or master servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

          We have examined copies of the Company's Amended and Restated Articles of Incorporation, Bylaws, the form of Trust Agreement (as incorporated by reference as an exhibit to the Registration Statement), the forms of Securities included in the Trust Agreement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. When any Trust Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer, the Trustee and any other party thereto, such Trust Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

          2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

          We have also advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under "Certain Federal Income Tax Considerations" in the Base Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

          In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

          We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Opinions" and "Certain Federal Income Tax Considerations" in the Base Prospectus and Prospectus Supplement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or Prospectus Supplement.

                                   Very truly yours,


                                   /s/ Brown & Wood LLP